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                                                                   EXHIBIT 10.26



                                   UNSECURED
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                                     NOTE


$20,000,000.00                                    July 16, 1999

     ON DEMAND, for value received, the undersigned, ZEFER CORP, a Delaware corporation (the "Company"), promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its offices at 111 West Monroe Street, Chicago, Illinois, the principal sum of TWENTY MILLION and 00/100 Dollars ($20,000,000.00) or, if less, the amount outstanding under the letter agreement referred to below together with interest (compound on the basis of a year of 360 days and actual days elapsed) on the principal amount from time to time remaining unpaid hereto from the date hereof to the maturity thereof (whether by demand or otherwise) at the rate per annum equal to the rate announced from time to time by Harris Trust and Savings Bank as its prime commercial rate (with any change in the Interest rate hereon by reason of a change in said prime commercial rate to be and become effective as of and on the date of the relevant change in said prime commercial rate) and after the maturity thereof until paid at the rate per annum of two percent (2%) above the interest rate applicable to this Note (determined as aforesaid) at such maturity. Interest shall be payable on the last day of each month and upon demand.

     This Note evidences borrowings by the Company under that certain Procedures Letter dated as of the even date herewith between the Company and the Bank and this Note and the holder hereof are entitled to all the benefits provided for under the Procedures Letter, to which reference is hereby made for a statement thereof. The Company hereby waives presentment and notice of dishonor. The Company agrees to pay to the holder hereof all expenses incurred or paid by such holder, including attorney's fees and court costs, in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of Illinois.

                                                 ZEFER CORP.


                                                 By: /s/ Deidre Aubuchon
                                                     --------------------
                                                     Its: Vice President,Finance
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